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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement (Form S-1) of Commerce One, Inc. for the registration of shares of its common stock and to the reference to our firm under the caption "Experts" and "Selected Consolidated Financial Data" included in the Registration Statement (Form S-1, No. 333-76987), of our report dated March 5, 1999 (except for Note 8, as to which the date is June 25, 1999) with respect to the consolidated financial statements of Commerce One, Inc. as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998 and our report dated March 5, 1999 with respect to the financial statements of VEO Systems, Inc. as of December 31, 1998 and for the year then ended, included in the Registration Statement (Form S-1, No. 333-76987), as amended, and the related Prospectus of Commerce One, Inc. filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP

Walnut Creek, California
June 25, 1999